EXHIBIT 99.1

Financial Statements

For the Year Ended December 31, 2020

Index
1.	Independent Auditor’s Report		2
2.	Financial Statements
	a.	Balance Sheet	3
	b.	Statement of Operations	4
	c.	Statement of Stockholders’ Deficit	5
	d.	Statement of Cash Flows	6
	e.	Notes to Financial Statements	7-12

Independent Auditor’s Report

To the Board of Directors of

Trigr Therapeutics, Inc.

We have audited the accompanying financial statements of Trigr Therapeutics, Inc. (the “Company”), which comprise the balance sheet as of December 31, 2020, and the related statements of operations, stockholders’ deficit, and cash flows for the year then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant account estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Trigr Therapeutics, Inc. as of December 31, 2020, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that Trigr Therapeutics, Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred recurring losses from operations, has negative working capital, has an accumulated deficit as of December 31, 2020, and has stated that substantial doubt exists about its ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Hartford, Connecticut

August 4, 2021

Trigr Therapeutics, Inc.

Balance Sheet

(in 000’s, except share and per-share data)

December 31,
2020

ASSETS
Cash	$99
Other	1
TOTAL ASSETS	$100

LIABILITIES
Accounts payable	$4
Accrued compensation expense	2,166
Accrued R&D expenses	400
TOTAL LIABILITIES	2,570

STOCKHOLDERS' DEFICIT
Common Stock
Authorized 30,000,000 shares, par value $0.01, issued and outstanding 16,849,250 shares	168
Paid-in Capital	13,149
Accumulated Deficit	(15,787)
TOTAL STOCKHOLDERS' DEFICIT	(2,470)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$100

The accompanying notes are an integral part of these financial statements.

Trigr Therapeutics, Inc.

Statement of Operations

(in 000’s)

Year Ended
December 31, 2020
Operating expenses:
Research and development	$1,357
General and administrative	2,150
Total operating expenses	3,507
Loss from operations	(3,507)
Other income	1,396
Net loss	$(2,111)

The accompanying notes are an integral part of these financial statements.

Trigr Therapeutics, Inc.

Statement of Stockholders’ Deficit

(in 000’s)

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Capital	Deficit	Deficit
Balance at December 31, 2019	16,849	$168	$12,119	$(13,676)	$(1,389)
Stock-based compensation	—	—	1,030	—	1,030
Net loss	—	—	—	(2,111)	(2,111)
Balance at December 31, 2020	16,849	$168	$13,149	$(15,787)	$(2,470)

The accompanying notes are an integral part of these financial statements.

Trigr Therapeutics, Inc.

Statement of Cash Flows

(in 000’s)

Year Ended December 31, 2020
Cash flows from operating activities:
Net Loss	$(2,111)
Adjustments to reconcile net loss to net cash used in operating activities:
R&D credit for prior services	1,396
Depreciation	1
Stock-based compensation expense	1,030
Changes in operating assets and liabilities:
Change in other assets	(1)
Change in accounts payable	(95)
Change in accrued expenses	(293)
Net cash used in operating activities	(73)

Cash at beginning of year	172
Cash at end of year	$99

The accompanying notes are an integral part of these financial statements.

TRIGR Therapeutics, Inc.

Notes to Financial Statements

December 31, 2020

1.
Nature of Business

Trigr Therapeutics, Inc. (“TRIGR” or the “Company”) is a biotechnology company in the field of multi-targeted cancer therapies. The Company’s portfolio of bispecific antibodies includes major mechanisms known to disrupt / halt tumor/ stem cell proliferation (anti-angiogenesis) and activate the immune response (4-1BB engagers) within a single molecule. The Company’s lead drug candidate, TR009, is a next generation anti-angiogenic flagship molecule which has shown its ability to overcome VEGF resistance, arrest tumor growth and induce tumor shrinkage across multiple tumors (Colorectal, Gastric, Ovarian, GIST) in Phase 1 testing.

The Company is subject to risks and uncertainties common to companies in the biotechnology and pharmaceutical industries. There can be no assurance that the Company’s research and development will be successfully completed, that adequate protection for the Company’s technology will be obtained, that any products developed will obtain necessary government regulatory approval or that any approved products will be commercially viable. The Company operates in an environment of rapid change in technology and substantial competition from pharmaceutical and biotechnology companies. In addition, the Company is dependent upon the services of its employees and consultants.

Since inception, we have devoted substantially all of our efforts to business planning, raising capital, research and development activities, building our intellectual property portfolio and providing general and administrative support for these operations. To date, we have funded our operations primarily with proceeds from the sale of our equity securities and borrowings from debt arrangements. As of December 31, 2020, we had cash and cash equivalents of $99 thousand.

As of December 31, 2020, the Company had two employees and no owned or leased facilities.

2. Liquidity, Uncertainties and Going Concern

The Company has evaluated whether there are conditions and events, considered in the aggregate, that raise substantial doubt about its ability to continue as a going concern within one year after the date that the financial statements are issued. The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business.

Since its inception, the Company has funded its operations primarily with proceeds from the sale of its equity securities. The Company has incurred recurring losses since its inception and had an accumulated deficit of $15.8 million at December 31, 2020. The Company expects to continue to generate operating losses for the foreseeable future. Based on our research and development plans, we expect that the current cash resources will not enable us to fund our operating expenses and capital expenditure requirements for the next 12 months. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The future viability of the Company is dependent on its ability to raise additional capital or find alternative methods of financing to fund its operations. There can be no guarantee that the Company will be successful in raising additional capital. The financial statements do not include any adjustments that might result if the Company is unable to continue as a going concern.

See subsequent event disclosure at Note 8.

3. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars and have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (“ASC”) as amended by Accounting Standards Update (“ASU”) of the Financial Accounting Standards Board (“FASB”).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Significant estimates and assumptions reflected in these financial statements include, but are not limited to, the accrual of research and development expenses and the valuation of common stock and estimates associated with stock-based awards. Estimates are periodically reviewed in light of changes in circumstances, facts and experience. Actual results could differ from those estimates. Changes in estimates are recorded prospectively in the period that they become known.

Segment Information

Operating segments are defined as components of an enterprise for which separate and discrete information is available for evaluation by the chief operating decision-maker in deciding how to allocate resources and assess performance. The Company has one operating segment.

Cash

The Company’s cash is all in deposit bank accounts.

Research and Development Costs

Costs associated with internal research and development and external research and development services, including drug development and preclinical studies, are expensed as incurred. Research and development expenses include costs for subcontractors, third-party license fees, laboratory supplies, and external costs of outside vendors engaged to conduct discovery, preclinical and clinical development activities and clinical trials as well as to manufacture clinical trial materials, and other costs. The Company recognizes external research and development costs based on an evaluation of the progress to completion of specific tasks using information provided to the Company by its service providers.

Nonrefundable advance payments for goods or services to be received in the future for use in research and development activities are recorded as prepaid expenses. Such prepaid expenses are recognized as an expense when the goods have been delivered or the related services have been performed, or when it is no longer expected that the goods will be delivered, or the services rendered.

Costs associated with licenses of technology acquired as part of collaborative arrangements are expensed as incurred and are generally included in research and development expense in the statements of operations if it is determined the license has no alternative future use.

Stock-Based Compensation

The Company recognizes the grant‑date fair value of stock‑based awards as compensation expense on a straight‑line basis over the service period of the award. The Company uses the Black‑Scholes option pricing model to determine the grant‑date fair value of stock options and adjusts expense for forfeitures in the periods they occur. Stock-based compensation expense is classified as general and administrative expense in the statement of operations.

The fair value of each equity award was determined by the Company on the date of grant using the methods and assumptions discussed below. Certain of these inputs are subjective and generally require judgment to determine.

•
Stock price - The Company uses the most recent valuation / fund raising to determine the stock price
•
Expected term - The expected term of the equity award represents the weighted average period the award is expected to be outstanding
•
Expected volatility – Due to the Company’s limited operating history and lack of Company-specific historical or implied volatility, the expected volatility assumption was estimated based on a comparable company
•
Risk-free interest rate – The risk-free rate assumption is based on U.S. 5-year treasury yield
•
Expected dividend – The Company has not paid and does not intend to pay dividends

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, operating losses and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. Deferred income tax assets are reduced, as necessary, by a valuation allowance when management determines it is more likely than not that some or all of the tax benefits will not be realized. Uncertain tax positions are recorded in accordance with ASC 740. There were no uncertain tax positions as of December 31, 2020.

The Company files income tax returns in the U.S. Federal jurisdiction and in various states. As of December 31, 2020, tax years for 2018, 2019, and 2020 are subject to examination by the tax authorities. The Company has tax net operating loss carryforwards that are subject to examination for a number of years beyond the year in which they were generated for tax purposes. Since a portion of these net operating loss carryforwards may be utilized in the future, many of these net operating loss carryforwards will remain subject to examination.

4. Research and Development (R&D) Expenses

R&D expenses was $1.4 million for the year ended December 31, 2020. In May 2020, the Company amended an agreement with ABL Bio, Inc. (“ABL” - see Note 6) which allowed the Company a credit of $2.3 million to offset R&D expenses allocated to the Company under the agreements with ABL. The Company used $561 thousand of this credit in 2020 to offset R&D expenses incurred subsequent to the amendment. Total R&D expense without the credit was $2.0 million. Additionally, $1.4 million of the credit was used to reduce previously accrued R&D expenses under the agreements and was recorded as other income. As of December 31, 2020, the Company had $0.3 million remaining to offset future expenses. The ABL agreement also established certain milestone payments of which $0.4 million was accrued as of December 31, 2020.

5. Stock-Based Compensation

In 2018, the Company’s board of directors adopted the 2018 Incentive Plan (the “2018 Plan”) and reserved 2.5 million shares of common stock for issuance under this plan. As of December 31, 2020, 2.31 million shares remain available for future grant.

The 2018 Plan authorizes the board of directors or a committee of the board to grant incentive stock options, nonqualified stock options, restricted stock and other stock-based awards to eligible officers, employees, non-employee directors and consultants of the Company. Options generally vest over a period of three years and have a contractual life of ten years from the date of grant.

In 2019, the Company’s board of directors adopted the 2019 Executive Incentive Plan (the “2019 Plan”) and reserved 2.5 million shares of common stock for issuance under this plan. As of December 31, 2020, 0.3 million shares remain available for future grant.

The 2019 Plan authorizes the board of directors or a committee of the board to grant incentive stock options, nonqualified stock options, restricted stock and other stock-based awards to eligible executive officers or directors of the Company. Options generally vest over a period of three years and have a contractual life of ten years from the date of grant.

Stock-based compensation expense for the year ended December 31, 2020 was $1.0 million.

The following table summarizes the stock option activity for the 2018 and 2019 Plans:

		Weighted	Weighted
		Average	Average
	Number of	Exercise	Remaining
	Options	Price	Contractual
	(000’s)	Per Share	Life (in years)
Outstanding at December 31, 2019	2,562	$2.03	9.3
Granted	120	$2.00
Exercised	—	$—
Forfeited/cancelled	—	$—
Outstanding at December 31, 2020	2,682	$2.03	8.3
Vested at December 31, 2020	1,787	$2.05	8.2

As of December 31, 2020, the unrecognized compensation cost related to outstanding options was $0.4 million and is expected to be recognized over a weighted average period of approximately 1.3 years.

The assumptions used in the Black-Scholes pricing model to determine the fair value of stock options granted during the twelve months ended December 31, 2020 were as follows:

Expected term (in years)	5.6
Risk-free rate	0.27%
Expected volatility	80%

6. License, Research and Collaboration Agreements

ABL Agreement

The Company entered into a research and development collaboration and licensing agreement with ABL on November 30, 2018. The agreement includes provisions to license TRX-009 from ABL in exchange for future royalty and milestone payments. The agreement also includes provisions allowing the Company to sublicense the molecule for a 15% royalty. In May 2020, the Company amended this agreement (“The Amendment”) to return a pre-clinical asset in exchange for a $2.3 million research credit to be applied towards expenditures with respect to the three priority products that would otherwise be the responsibility of the Company. See Note 4 for additional discussion on the research credit. This agreement also includes a milestone payment of $0.4 million upon completion of the master cell bank which was completed in 2020 (see Note 8 for subsequent event related to the milestone payment).

7. Income Taxes

The Company accounts for income taxes under the asset and liability method. See Note 3. Based upon management’s assessment of all available evidence, the Company believes that it is more likely than not that the deferred tax assets will not be realizable, and therefore, a valuation allowance has been established.

The effective tax rate of our provision for income taxes differs from the federal statutory rate as of December 31, 2020 presented as follows:

Statutory rate	21.0%
State income tax rate	7.0%
Change in valuation allowance	(28.0%)
Total	0.0%

As of December 31, 2020, the Company has U.S. net operating loss carryforwards (“NOLs”) of approximately $12.6 million. For income tax purposes, these NOLs will not expire as they were generated after 2017.

The Company’s deferred tax assets were generated exclusively from NOL’s. The total deferred assets as of December 31, 2020 was approximately $3.8 million. The Company established a valuation allowance for all of the deferred tax assets of $3.8 million for no net deferred tax assets as of December 31, 2020.

8. Subsequent Events

On January 16, 2021, the Company entered into a license agreement with Elpiscience Biopharmaceuticals, Co., LTD (“Elpiscience”). Under the terms of the agreement, TRIGR received an upfront cash payment of $7 million during the first quarter of 2021 and is eligible to receive additional development and commercial milestone payments of $110 million plus royalties on annual net sales of TR009. Elpiscience obtains the exclusive development and commercialization rights of TR009 for Greater China across all oncology indications and will lead the clinical development and commercialization by leveraging on its translational science, clinical and regulatory experience to accelerate the path to approval of TR009 in its territory.

On March 16, 2021, the Company further amended its research and development agreement with ABL dated November 30, 2018. The amendment modified the milestone payment schedule, including the elimination of the $0.4 million milestone payment the Company accrued for as of December 31, 2020.

On June 25, 2021, the Company and Compass Therapeutics, Inc. (“Compass”), a publicly traded biotechnology company (OTCQB: CMPX), consummated a definitive merger agreement (the “Merger Agreement”). Pursuant to the Merger Agreement, Compass, through its wholly owned subsidiaries and a two-step merger structure, acquired all of the outstanding shares of the Company (the “Merger”). Consideration payable to the Company shareholders at closing totals an aggregate of 10,265,133 shares of Compass’s common stock (after giving effect to elimination of fractional shares that would otherwise be issued) valued at $4.90 per share. In addition, the Company shareholders are eligible to receive up to $9 million, representing earnout payments based on three independent events as follows:

•
$5 million upon approval of biologics license application for CTX-009 (formerly TR009)
•
$2 million for a milestone payment from Elpiscience
•
$2 million if an agreement is made with a specific third party for out-licensing the asset